                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                            ______________________________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                               PRIME RETAIL, INC.
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


               MARYLAND                             52-1836258
---------------------------------------        -----------------------
(State of Incorporation or Organization)         (I.R.S. Employer
                                                 Identification No.)


          100 East Pratt Street
     NINETEENTH FLOOR, BALTIMORE, MARYLAND                21202
-------------------------------------------        -----------------
  (Address of principal executive offices)             (Zip Code)


          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
---------------------------------------  --------------------------------
     10.5% Series A Senior Cumulative         New York Stock Exchange
     Preferred Stock, $0.01 par value

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                         NONE
                                   ---------------
                                   (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are the Registrant's 10.5% Series A Senior Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"). A description of the Series A Preferred Stock is set forth under the caption "Description of Preferred Stock" in the Prospectus of the Registrant's Registration Statement on Form S-3 (No. 333-29437) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission on June 17, 1997. The description of the Series A Preferred Stock as set forth in the Registration Statement is incorporated herein by reference.

ITEM 2.   EXHIBITS

          None.

                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 31, 1998                     PRIME RETAIL, INC.

                                   By:   /s/ Robert P. Mulreaney
                                         ------------------------------------
                                   Name:     Robert P. Mulreaney
                                   Title:    Executive Vice President--Chief
                                             Financial Officer and Treasurer